Document #
4/10/00 12:55 PM













                                Commercial Pilot
                                    Agreement










TransNexus(R)
430 Tenth Street NW
Suite N204
Atlanta, GA 30318
USA
+1.404.872.4887
+1.404 872 9515 Fax
info@transnexus.com

   The information herein is the property of TransNexus, LLC. It is not to be distributed by the recipient to third parties without prior written Permission from TransNexus, LLC. Copyright 2000. All Rights reserved.

http://www.transnexus.com





















   The information herein is the property of TransNexus, LLC. It is not to be distributed by the recipient to third parties without prior written Permission from TransNexus, LLC. Copyright 2000. All Rights reserved.

                              TRANSNEXUS CLEARIPSM
                           COMMERCIAL PILOT AGREEMENT
                                     BETWEEN
                                TRANSNEXUS L.L.C.
                                       AND
                                   THE COMPANY

This Commercial Pilot Agreement ("Agreement") is by and between TransNexus, L.L.C. , a business entity organized as a Corporation under the laws of the State of Georgia, with a registered address at 430 Tenth Street NW, Suite N204, Atlanta, GA, 30318 USA, and VDC Telecommunications, Inc. (The Company), incorporated in Delaware and located at address 75 Holly Hill Lane, Greenwich, CT 06830.

The Solution. TransNexus is the owner of a Clearinghouse Solution identified as "ClearIPSM". ClearIPSM is a complete turnkey solution for inter-IP domain traffic authorization, billing, clearing and settlement. The ClearIPSM solution provides a web user interface which is used for provisioning wholesale rate plans for IP devices, enrolling IP devices in the clearinghouse network, managing the credit status of IP devices in the clearinghouse network, managing the status of clearinghouse customer service representatives, clearinghouse customers and TransNexus customer service representatives. In addition, ClearIPSM Service Points on the IP network provide real time authorization and routing of IP traffic among the IP domains of clearinghouse customers. These same service points also collect the resulting usage records of authorized IP transactions and forward those records to the TransNexus operations center where inter-IP domain usage records are reconciled, rated and settled among IP domain operators using the clearinghouse service. As an Application Service Provider, TransNexus operates the ClearIPSM Clearinghouse solution on behalf of our customers.

Technical specifications. The following devices are currently certified by TransNexus as being compliant with the Open Settlement Protocol and TransNexus requirements. We expect that additional Cisco and Lucent VoIP devices will be certified by TransNexus by the end of Q12000.

Cisco 2600 series
Cisco 3600 series
Cisco 5300 series
Lucent MVAM Platform

Proprietary property of TransNexus. You understand and agree that the ClearIPSM Service contains valuable, confidential, trade secret information owned by TransNexus, and you recognize the need for TransNexus to ensure trade secret protection of this property.

Confidentiality agreement. In consideration for TransNexus agreeing to facilitate this free 60-day trial of the ClearIPSM Service, THE COMPANY agrees that any information related to the ClearIPSM Service shall be considered confidential and proprietary. Accordingly, THE COMPANY agrees that it shall treat our information as it would its own confidential and proprietary information. THE COMPANY agrees that it will not duplicate, translate, modify, copy, printout, disassemble, decompile or otherwise tamper with the ClearIPSM Service. For purposes of this agreement, the information includes all information related to the ClearIPSM Service, whether incorporated in a physical medium or not, related to TransNexus' business operations, including (but not
limited  to)  inventions,   products,  services,  personnel,  methods  of  doing
business, research and development activities, know-how, customers, trade secrets, commercial secrets, computer programs or finances (hereafter called "the Information"), The information may include information which has been submitted to TransNexus by third parties, and which TransNexus has been authorized to disclose, subject to the security measures or confidentiality agreements. In such cases, THE COMPANY accepts that this agreement shall be deemed also for the benefit of such a party and fully binding upon THE COMPANY with respect to such Information.

Return of property. At the termination of the trial, THE COMPANY agrees to return all confidential information relating to ClearIPSM to TransNexus. The trial may be extended by the mutual agreement of TransNexus and THE COMPANY or

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upon written  notification  to TransNexus by THE COMPANY of its intent to pursue commercial operations with TransNexus within 60 (sixty) days for the end date of the trial.

License. TransNexus is granting to THE COMPANY only a limited, non-exclusive, nontransferable license to use the ClearIPSM Service for a period not to exceed 60 days. THE COMPANY acknowledges and agrees that THE COMPANY will not use the ClearIPSM Service for any purpose that is illegal and it is responsible for all taxes arising out of the ClearIPSM trial, except for TransNexus Corporate Income Tax.

Termination. THE COMPANY may terminate this Agreement at any time prior to expiration of the trial by returning all Confidential Information related to the ClearIPSM Service to TransNexus. TransNexus may terminate this Agreement upon notice to THE COMPANY. Upon termination, THE COMPANY agrees to immediately return all Confidential Information related to the ClearIPSM Service to TransNexus. Your obligations to treat TransNexus property as confidential, as set forth above shall survive the termination of this Agreement for a period not to exceed three years. If not earlier terminated, this Agreement shall terminate automatically upon the end of the 60-day period and following your return of all Information. Upon termination, THE COMPANY agrees to remove from THE COMPANY's equipment or computers any files related to ClearIPSM.

Trial Implementation Plan. Upon acceptance of this Agreement, TransNexus will submit a proposed Trial Implementation Plan defining the trial objectives, work schedule and mandatory acceptance testing for completion of the ClearIPSM Service trial. If THE COMPANY desires to make modifications to the proposed Trail Implementation Plan, TransNexus requests that the modifications to the Trial Implementation Plan be submitted to TransNexus within ten working days. Once TransNexus and THE COMPANY have agreed on a Trial Implementation Plan, the ClearIPSM Service trial will begin on the agreed upon date and will continue for a period of up to 60 days.

Press release. In consideration for TransNexus permitting THE COMPANY the right to use the ClearIPSM Service for the free 60-day trial, it is understood that TransNexus has the right to announce the THE COMPANY's participation in the trial to the general public by press release or in another manner. THE COMPANY has the right to approve in writing any Press Release prior to issuance by TransNexus, and THE COMPANY will not unreasonably withhold approval of release.

Limitation on Warranties. TransNexus represents and warrants only that it has the requisite right and legal authority to grant the license and provide the Service and the Confidential Information as contemplated by this Agreement.

TRANSNEXUS MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT OR ANY OTHER CONFIDENTIAL INFORMATION. ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. TRANSNEXUS'S SOLE LIABILITY FOR BREACH OF THE LIMITED REPRESENTATION AND WARRANTY ABOVE, AND THE COMPANY's SOLE REMEDY FOR TRANSNEXUS'S BREACH OF THE LIMITED REPRESENTATION AND WARRANTY ABOVE, SHALL BE THAT TRANSNEXUS SHALL INDEMNIFY AND HOLD THE COMPANY HARMLESS FROM AND AGAINST ANY LOSS, SUIT, DAMAGE, CLAIM OR DEFENSE ARISING OUT OF BREACH OF THE LIMITED REPRESENTATION AND WARRANTY, INCLUDING REASONABLE ATTORNEYS' FEES.

Support.    TransNexus    will   provide   support   via   email   to   you   at
support@transnexus.com, or via telephone 1 404 872 4887, ext. 230 from the hours of 9:00 AM to 7:00 PM US EST.

No assignment. THE COMPANY may not assign this Agreement without the prior written consent of TransNexus.

Final agreement. Other than the Confidentiality Agreement between the parties dated January 28, 2000, this agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This agreement may be modified only by a further writing that is duly executed by both parties.

IN WITNESS OF THIS, the Parties intending to be legally bound hereby, have executed this Agreement as per the respective dates specified below:

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TRANSNEXUS, L.L.C.                                   THE COMPANY


By: /s/ Jim Dalton                                   By:/s/ Frederick A. Moran
    -------------------------------                     ------------------------

Name:  Jim Dalton                                    Name: Frederick A. Moran
       ----------------------------                        ---------------------

Title: CEO                                           Title:Chairman & CEO
       ----------------------------                        ---------------------

Date: 27 Mar 2000                                    Date: 3/27/00
      -----------------------------                        ---------------------